UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

August 22, 2023

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable(1)		Not Applicable(1)
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: Not Applicable(1)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1)
NextGen Healthcare, Inc. is a remote-first company and no longer maintains its principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices should be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Election of Directors

On August 22, 2023, NextGen Healthcare, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected to the Company’s Board of Directors (the “Board”), effective immediately, the slate of nominees recommended by the Board and set forth in the Company’s proxy statement for the Annual Meeting.

Approval of Amended 2015 Equity Incentive Plan, as Amended and Restated

As described below in Item 5.07, at the Annual Meeting the Company’s stockholders approved an amendment of the Company’s 2015 Equity Incentive Plan, as amended and restated (the “Amended 2015 Plan”). A summary of the material terms of the Amended 2015 Plan are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on July 26, 2023. The summary is qualified in its entirety by reference to the text of the Amended 2015 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2023, the Company held the Annual Meeting. As of July 13, 2023, the record date for the Annual Meeting, 67,018,411 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 58,215,980 shares of common stock were present in person or represented by proxy. The Company’s stockholders were asked to consider and vote on the following four proposals:

(1)
To elect the nine directors named in the Company’s proxy statement to serve as directors of the Company, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected, subject to earlier resignation or removal;
(2)
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024.
(3)
To approve, on an advisory basis, the Company’s named executive officer compensation (known as the “Say on Pay” vote); and
(4)
To approve an amendment of our 2015 Equity Incentive Plan, as amended and restated.

The results of the shareholder votes are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the following nominees to serve as directors of the Company, each to serve for a one-year term expiring at the Company’s 2024 annual meeting of stockholders and until their successors are duly elected, subject to earlier resignation or removal: Craig A. Barbarosh, George H. Bristol, Darnell Dent, Julie D. Klapstein, Geraldine McGinty, Jeffrey H. Margolis, Morris Panner, Pamela Puryear and David Sides. The tabulation of voting results for the election of directors is indicated below:

Proposal No. 1 Election of Directors	For	Against	Abstain	Broker Non-Votes
01A. Craig Barbarosh	37,313,310	17,539,227	25,356	3,363,847
01B. George H. Bristol	52,026,694	2,824,880	26,319	3,363,847
01C. Darnell Dent	53,739,843	1,109,205	28,845	3,363,847
01D. Julie D. Klapstein	53,907,180	945,411	25,302	3,363,847
01E. Jeffrey H. Margolis	43,482,839	11,371,124	23,930	3,363,847
01E. Geraldine McGinty	53,359,010	1,493,481	25,402	3,363,847
01F. Morris Panner	52,963,254	1,889,518	25,121	3,363,847
01H. Pamela Puryear	54,096,440	740,601	40,852	3,363,847
01I. David Sides	53,591,663	1,263,261	22,969	3,363,847

Proposal 2 – Ratify Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 by the votes indicated below:

Proposal No. 2	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the fiscal year ending March 31, 2023	57,851,777	376,589	13,374

Proposal 3 – Say-on-Pay

The Company’s stockholders approved a resolution approving, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting by the votes indicated below (i.e., Say on Pay):

Proposal No. 3	For	Against	Abstain	Broker Non-Votes
Advisory vote approving the compensation of the Company’s named executive officers	51,359,220	3,464,451	54,222	3,363,847

Proposal 4 – Amendment of NextGen Healthcare, Inc. 2015 Equity Incentive Plan, as Amended and Restated

The Company’s stockholders approved the Amended 2015 Plan, as disclosed in the proxy statement for the Annual Meeting, by the votes indicated below:

Proposal No. 4	For	Against	Abstain	Broker Non-Votes
Amendment of NextGen Healthcare, Inc. 2015 Equity Incentive Plan, as Amended and Restated	50,824,580	4,014,546	38,767	3,363,847

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 104	NextGen Healthcare, Inc. Amended 2015 Equity Incentive Plan, as Amended and Restated. Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2023	NEXTGEN HEALTHCARE, INC.

	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer